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Exhibit 23.2

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-92205 and 333-34470 on Form S-8 of Netcentives Inc. of our report dated July 1, 1999, except as to certain information included in Note 9, which is as of October 1, 1999, relating to the financial statements of Post Communications which appears in the Current Report on Form 8-K/A of Netcentives Inc.

/s/ PriceWaterhouseCoopers LLP
San Jose, California
June 20, 2000